**Certified a true copy of the data as recorded on the Ontario Business Information System.**

Barbara Duckitt

**Director**
**Ministry of Government Services**
**Toronto, Ontario**

# CORPORATION PROFILE REPORT

| Ontario Corp Number | Corporation Name | Incorporation Date |
|---|---|---|
| 1593793 | QUALITY OF LIFE MARKETING INC. | 2003/10/31 |
| | | **Jurisdiction** |
| | | ONTARIO |

| Corporation Type | Corporation Status | Former Jurisdiction |
|---|---|---|
| ONTARIO BUSINESS CORP. | CANC. BY C.T. | NOT AVAILABLE |

**Registered Office Address**

130 KING ST WEST

**Suite #** 1800
TORONTO
ONTARIO
CANADA M5X 1K7

**Mailing Address**

130 KING ST WEST

**Suite #** 1800
TORONTO
ONTARIO
CANADA M5X 1K7

| Date Amalgamated | Amalgamation Ind. |
|---|---|
| NOT APPLICABLE | NOT APPLICABLE |
| **New Amal. Number** | **Notice Date** |
| NOT APPLICABLE | NOT APPLICABLE |
| | **Letter Date** |
| | NOT APPLICABLE |
| **Revival Date** | **Continuation Date** |
| NOT APPLICABLE | NOT AVAILABLE |
| **Transferred Out Date** | **Cancel/Inactive Date** |
| NOT APPLICABLE | 2008/12/29 |
| **EP Licence Eff.Date** | **EP Licence Term.Date** |
| NOT APPLICABLE | NOT APPLICABLE |

| Number of Directors Minimum | Number of Directors Maximum | Date Commenced in Ontario | Date Ceased in Ontario |
|---|---|---|---|
| 00001 | 00010 | NOT APPLICABLE | NOT APPLICABLE |

**Activity Classification**

NOT AVAILABLE

**Wyoming Secretary of State**
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

# Foreign Profit Corporation
# Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

QUALITY OF LIFE MARKETING, INC.

2. Incorporated under the laws of: ONTARIO, CANADA
*(State or country)*

3. Date of incorporation: 10/31/2003
*(Date – mm/dd/yyyy)*

4. Period of duration: PERPETUAL
*(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")*

5. Mailing address of the corporation:

PO BOX 690041
Vero Beach FL 32969

6. Principal office address:

1350 NE 125th St
Suite 201C
North Miami, FL 33161

7. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming.* ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address****.)*

Name:

Address:

*(If mail is received at a Post Office Box, please list above* ***in addition to the physical address****.)*

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

ANY AND ALL LAWFUL BUSINESS